UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2011

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas		66612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (785) 575-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WESTAR ENERGY, INC.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

We held our 2011 Annual Meeting of Shareholders on May 19, 2011 (the “Annual Meeting’) in Topeka, Kansas. At the Annual Meeting, our shareholders, upon the recommendation of our Board of Directors, approved an amendment to the Westar Energy, Inc. Long Term Incentive and Share Award Plan (the “Plan”). The amendment amended the Plan in the following respects:

•	Increased the number of shares subject to the Plan from 5,000,000 to 8,250,000.

•

Increased the annual per-employee limit for certain forms of compensation permitted under the Plan to 1,000,000 shares or units (or to 500% of salary, up to a maximum of $2 million, for dollar-designated awards), subject to adjustment in certain circumstances.

•	Required shareholder approval for repurchase or replacement of outstanding stock options or stock appreciation rights, except upon stock split, extraordinary cash dividend or similar corporate events.

•

Restricted the Plan’s change in control provisions to require consummation (rather than shareholder approval) of a plan of complete liquidation or dissolution of the Company, or a sale of all or substantially all of our assets, in order to trigger accelerated vesting or cash-out of outstanding grants under the Plan.

This summary of the amendments to the Plan is qualified in its entirety by reference to (1) the full text of the Westar Energy, Inc. Long Term Incentive and Share Award Plan, As Amended and Restated January 1, 2011, which was attached to our definitive Proxy Statement filed with the Securities and Exchange Commission on April 8, 2011 (the “Proxy Statement”), and (2) the modification to the Plan amendment described in the Supplement to the Proxy Statement filed with the Securities and Exchange Commission on May 6, 2011 (the “Proxy Statement Supplement”). A more detailed summary of the Plan, as amended, can be found in the Proxy Statement and Proxy Statement Supplement.

Item 5.07. Submission of Matters to a Vote of Security Holders

The matters that were submitted to our shareholders for approval at the Annual Meeting and the voting results with respect to each matter are set forth below. The proposals related to each matter are described in detail in the Proxy Statement.

Item 1 on the Proxy Card. Our shareholders elected four directors for a three-year term, with the following vote:

	Number of Votes
	For	Withheld	Broker Non-Votes
Mollie H. Carter	74,354,457	752,593	23,432,616
Jerry B. Farley	74,338,347	768,703	23,432,616
Arthur B. Krause	74,386,625	720,425	23,432,616
William B. Moore	74,405,866	701,184	23,432,616

Item 2 on the Proxy Card. In an advisory “say on pay” vote, our shareholders approved the compensation of our named executive officers, with the following vote:

Number of Votes
For	Against	Abstain	Broker Non-Votes
69,829,573	1,470,728	3,806,749	23,432,616

Item 3 on the Proxy Card. In an advisory vote, our shareholders approved the option of every one year as the preferred frequency for advisory “say on pay” votes, with the following vote:

Number of Votes
One Year	Two Years	Three Years	Abstain	Broker Non-Votes
62,356,379	678,466	8,181,491	3,890,714	23,432,616

In accordance with the results of this advisory vote, we intend to hold future advisory “say on pay” votes annually, until we next hold an advisory vote on the frequency of advisory “say on pay” votes.

Item 4 on the Proxy Card. Our shareholders approved an amendment to the Westar Energy, Inc. Long Term Incentive and Share Award Plan and approved the material terms of the performance goals under the Plan, with the following vote:

Number of Votes
For	Against	Abstain	Broker Non-Votes
55,675,747	18,814,979	616,324	23,432,616

Item 5 on the Proxy Card. Our shareholders approved an amendment to our Restated Articles of Incorporation to increase our authorized shares of common stock, with the following vote:

Number of Votes
For	Against	Abstain
93,017,331	4,736,951	785,384

Item 6 on the Proxy Card. Our shareholders voted for the ratification and confirmation of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011, with the following vote:

Number of Votes
For	Against	Abstain
97,385,728	761,359	392,579

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westar Energy, Inc.

Date: May 20, 2011	By:	/s/ Larry D. Irick
	Name:	Larry D. Irick
	Title:	Vice President, General Counsel
and Corporate Secretary